Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower Reports First Quarter 2012 Results

Q1 2012 GAAP Revenue of $494 Million, Non-GAAP Revenue of $580 Million

SAN JOSE, Calif., May 3, 2012 – SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2012 first quarter ended April 1, 2012.

($ Millions except per-share data)	1st Quarter 2012		4th Quarter 2011(4)		1st Quarter 2011
GAAP revenue	$494.1	(1)	$625.3	(1)	$451.4
GAAP gross margin	9.2%		6.8%		19.6%
GAAP net loss	$(74.5	)(2)	$(93.0	)(2)	$(2.1	)(2)
GAAP net loss per diluted share	$(0.67	)(2)	$(0.94	)(2)	$(0.02	)(2)
Non-GAAP gross margin(3)	12.7%		11.3%		20.3%
Non-GAAP net income (loss) per diluted share(3)	$(0.12)		$0.04		$0.15
Megawatts produced	297		261		184

(1)	GAAP revenue excludes $86.2 million and $186.4 million for the first quarter of fiscal 2012 and the fourth quarter of fiscal 2011, respectively, in revenue related to the construction of a utility power plant project and construction activities. See details in the non-GAAP Measure disclosure included in this press release.
(2)	GAAP results include approximately $54.0 million and $93.0 million for the first quarter of fiscal 2012 and the fourth quarter of fiscal 2011, respectively, in net, pre-tax charges and adjustments excluded from non-GAAP results. Q1 2011 GAAP results include pre-tax charges and adjustments, net of approximately $33.6 million excluded from non-GAAP results.
(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.
(4)	As adjusted to reflect the financial results of Tenesol S.A. beginning October 10, 2011, as required under the accounting guidelines for a transfer of an entity under common control.

“SunPower’s first quarter 2012 results benefitted from our long-term strategic positioning as we leveraged our industry-leading technology and significant customer reach through our downstream channel strategy to achieve our financial goals,” said Tom Werner, SunPower president and CEO. “Our North American Utility and Power Plants group outperformed as we continued to execute on our 250-megawatt (MW) California Valley Solar Ranch (CVSR) project for NRG Energy. Also, the company’s residential leasing program continued to gain momentum as our high efficiency, high reliability solar systems continue to be a competitive advantage in this growing market segment. Operationally, we met our manufacturing cost targets for the quarter as we further implemented our step reduction program in our Fab 2 cell fabrication plant and started full commercial production of our Maxeon® Gen 3 cell technology with efficiencies of up to 24 percent. With the continued execution of our downstream strategy, growing partnership with Total and focus on reducing our operating expenses, we remain confident in our ability to successfully manage through the current industry transition while structuring the company for long-term growth and industry leadership.

“Additionally, as we announced last month, we have made the strategic decision to consolidate our Philippine manufacturing operations into our Fab 2 facility as of this quarter. This initiative will enable us to rationalize our operating expenses, improve supply chain efficiency and lower our cost per watt through scale advantages. We expect to reduce both our cost per watt of panels and our future capital expenditures as a result of this change. The impact on our overall capacity will be minimal as a result of this transition, as the reduction of approximately 125 MW of nameplate capacity at Fab 1 will be substantially offset by further improvement in yields and equipment efficiency in Fab 2 and Fab 3,” concluded Werner.

Key milestones achieved by the company since the fourth quarter of 2011 include:

•	Installed more than 35-MW at the 250-MW CVSR power plant for NRG Energy; SunPower remains on track for phase one, 21-MW grid connection milestone completion in September

•

Received final Federal Environmental Assessment with a finding of no significant impact, and Conditional Use Permit, for 601 MW of power plant projects under power purchase agreements with Southern California Edison

•	Sold 25-MW McHenry Solar Project to K Road Power, 25-year power purchase agreement with Modesto Irrigation District

•	Began commercial production of the company’s Maxeon Gen 3 solar cell and 21 percent efficiency solar panels

•	Initiated consolidation of Philippine’s manufacturing footprint to drive scale improvements and reduce manufacturing cost per watt

•	Closed the acquisition of Tenesol S.A. – a global leader in the commercial and off-grid market segments with a strong presence in South Africa

•	Expanded our residential lease program to 200 dealers – more than 4,500 leases signed since program inception in Q3 2011

•	Retired $199 million of convertible debt

“We prudently managed our balance sheet during the quarter as we retired $199 million in convertible debt while successfully reducing our operating expenses,” said Chuck Boynton, SunPower CFO. “During this continued market transition, our focus remains on managing our cash, strategically investing in our industry leading technology and positioning the company for long-term profitability.

“Additionally, as a result of our restructuring last year, we realigned our segment reporting to a regional basis starting this quarter. We believe this new structure better supports the needs of our customers, improves the speed of our decision-making processes and enables us to have a more coordinated approach across multiple product lines. Looking forward, SunPower is well positioned for future success due to our technology leadership, quality, reliability and bankability,” concluded Boynton.

First quarter of fiscal 2012 GAAP results include pre-tax charges, expenses and adjustments totaling approximately $54.0 million, including a $15.8 million gross margin adjustment related to the timing of revenue recognition from a utility power plant project and construction activities, $22.4 million in stock-based compensation, non-cash interest expense and amortization of intangible expenses, $9.0 million related to the write-down of third-party inventory, $3.0 million of previously announced restructuring expenses, and $2.7 million adjustment resulting from the sale of stock in the company’s former Woongjin joint venture and $1.1 million related to acquisition and integration costs. These charges are excluded from the company’s non-GAAP results. Additionally, first quarter GAAP results exclude an adjustment of approximately $86.2 million in revenue related to GAAP real estate accounting requirements.

2012 Financial Outlook

The company’s second quarter 2012 consolidated non-GAAP guidance is as follows: revenue of $575 million to $650 million, gross margin of 12% to 14%, net loss per diluted share of ($0.20) to ($0.05), capital expenditures of $35 million to $40 million, and MW recognized in the range of 250 MW to 275 MW. On a GAAP basis, the company expects revenue of $560 million to $635 million, gross margin of 11% to 13% and net loss per diluted share of ($0.95) to ($0.80).

SunPower also re-affirmed its guidance for fiscal year 2012. The company expects both GAAP and non-GAAP revenue of $2.6 billion to $3.0 billion and MW recognized to be in the range of 900 MW to 1,200 MW. SunPower remains committed to achieving break even or better non-GAAP profitability and a year-end unrestricted cash balance of more than $300 million, while investing in cost reduction initiatives.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2012 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower

SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “gain momentum,” “remain confident,” “will”, “expect,” “on track,” “remains,” “believe,” “well positioned,” “outlook,” “guidance,” “committed to,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding: (a) gaining momentum in the residential leasing program; (b) confidence in successfully managing through the industry transition; (c) consolidating operations into Fab 2 will lower cost per watt and capital expenditures, with minimal impact on capacity; (d) on track to completing construction of CVSR; (e) well positioned for future success due to technology leadership, quality, reliability and bankability; (f) forecasted GAAP and non-GAAP Q2 2012 revenues, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income/loss per diluted share, capital expenditures and MW recognized, and forecasted GAAP and non-GAAP revenues and MW recognized for fiscal 2012; and (g) commitment to break even or better non-GAAP profitability in 2012 and year end unrestricted cash balance of $300 million. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) increasing supply and competition in the industry and lower average selling prices, impact on gross margins, and any revaluation of inventory as a result of decreasing ASP or reduced demand; (ii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments or write off to our intangible assets, project assets, long-lived assets and goodwill; (iii) the company’s ability to meet its cost reduction plans, consolidate its fabs and reduce it operating expenses; (iv) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties’ willingness to renegotiate or cancel above market contracts; (v) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vi) the company’s ability to revise its portfolio allocation geographically and across downstream channels to respond to regulatory changes; (vii) the company’s ability to increase or sustain its growth rate; (viii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (ix) timeline for revenue recognition and impact on the company’s operating results; (x) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants, including the company’s success in completing the design, construction and maintenance of CVSR and the 601 MW power plant project; (xi) fluctuations in the company’s operating results and its unpredictability; (xii) the availability of financing arrangements for the company’s projects and the company’s customers; (xiii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies from the Tenesol acquisition; (xiv) success in achieving cost reduction, and the company’s ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise; (xvii) the company’s ability to achieve the expected benefits from its relationship with Total; (xviii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services; (xix) the company’s ability to protect its intellectual property; (xx) the company’s exposure to foreign exchange, credit and interest rate risk; (xxi) possible impairment or write off of goodwill. intangible assets, long-lived assets and project assets; (xxii) the success of our residential lease program; (xxiii) the assumptions and compliance with treasury grant guidance and timing and amount of cash grant ; (xxiv) possible consolidation of the joint venture AUO SunPower; and (xxv) other risks described in the company’s Annual Report on Form 10-K for the year ended January 1, 2012 and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Apr. 1, 2012	Jan. 1, 2012
		(1)
ASSETS
Cash and cash equivalents	$302,137	$725,618
Restricted cash and cash equivalents	35,611	79,555
Investments	9,087	9,145
Accounts receivable, net	348,068	438,633
Costs and estimated earnings in excess of billings	52,070	54,854
Inventories	515,906	445,501
Advances to suppliers	343,246	327,521
Prepaid expenses and other assets	788,638	679,700
Property, plant and equipment, net	651,880	628,769
Project assets—plants and land	98,116	58,857
Goodwill and other intangible assets, net	69,328	70,977

Total assets	$3,214,087	$3,519,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$482,497	$441,655
Accrued and other liabilities	389,675	415,530
Billings in excess of costs and estimated earnings	170,163	170,828
Bank loans and other debt	266,607	366,395
Convertible debt	426,851	619,978
Customer advances	231,029	230,019

Total liabilities	1,966,822	2,244,405

Stockholders’ equity	1,247,265	1,274,725

Total liabilities and stockholders’ equity	$3,214,087	$3,519,130

(1)	As adjusted to reflect the balances of Tenesol S.A. as of January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control.

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	Apr. 1, 2012	Jan. 1, 2012	Apr 3, 2011
		(1)
Revenue:
AMERICAS	$281,493	$323,460	$203,910
EMEA	156,110	248,635	200,501
APAC	56,528	53,181	47,007

Total revenue	494,131	625,276	451,418

Cost of revenue:
AMERICAS	242,119	292,306	172,882
EMEA	156,845	247,712	156,709
APAC	49,919	42,980	33,305

Total cost of revenue	448,883	582,998	362,896

Gross margin	45,248	42,278	88,522

Operating expenses:
Research and development	16,726	16,210	13,646
Selling, general and administrative	76,194	88,016	76,179
Restructuring charges	3,046	7,458	—

Total operating expenses	95,966	111,684	89,825

Operating loss	(50,718)	(69,406)	(1,303)

Other income (expense):
Loss on sale of equity interest in unconsolidated investee	—	(5,052)	—
Gain (loss) on mark-to-market derivatives	13	12	(44)
Interest and other income (expense), net	(19,044)	(17,340)	(23,723)

Other income (expense), net	(19,031)	(22,380)	(23,767)
Loss before income taxes and equity in earnings of unconsolidated investees	(69,749)	(91,786)	(25,070)
Benefit (provision) for income taxes	(1,356)	755	15,816
Equity in earnings (loss) of unconsolidated investees	(3,425)	(1,929)	7,133

Net loss	$(74,530)	$(92,960)	$(2,121)

Net loss per share of common stock:
Net loss per share—basic	$(0.67)	$(0.94)	$(0.02)
Net loss per share—diluted	$(0.67)	$(0.94)	$(0.02)

Weighted-average shares:
- Basic	111,785	98,527	96,453
- Diluted	111,785	98,527	96,453

(1)	As adjusted to reflect the financial results of Tenesol S.A. beginning October 10, 2011, as required under the accounting guidelines for a transfer of an entity under common control.

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	THREE MONTHS ENDED
	Apr. 1, 2012	Jan. 1, 2012	Apr 3, 2011
		(1)

Net loss	$(74,530)	$(92,960)	$(2,121)
Components of comprehensive loss:
Translation adjustment	5,998	(2,667)	(190)
Net unrealized gain (loss) on derivatives	(5,750)	1,834	(41,049)
Unrealized gain on investments	-	-	355
Income taxes	1,080	(975)	7,742

Net change in accumulated other comprehensive income (loss)	1,328	(1,808)	(33,142)

Total comprehensive loss	$(73,202)	$(94,768)	$(35,263)

(1)	As adjusted to reflect the financial results of Tenesol S.A. beginning October 10, 2011, as required under the accounting guidelines for a transfer of an entity under common control.

SUNPOWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	THREE MONTHS ENDED
	Apr. 1, 2012	Jan. 1, 2012	Apr. 3, 2011
		(1)
Cash flows from operating activities:
Net loss	$(74,530)	$(92,960)	$(2,121)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	12,541	8,908	13,163
Depreciation	29,071	23,121	25,697
Amortization of other intangible assets	2,782	2,758	7,064
Gain on sale of investments	—	—	(128)
Loss (gain) on mark-to-market derivatives	(13)	(12)	44
Non-cash interest expense	7,099	7,515	7,325
Amortization of debt issuance costs	1,019	930	1,256
Amortization of promissory notes	—	—	1,290
Loss on sale of equity interest in unconsolidated investee	—	5,052	—
Third-party inventories write-down	9,045	7,252	—
Equity in (earnings) loss of unconsolidated investees	3,425	1,929	(7,133)
Deferred income taxes and other tax liabilities	(2,306)	(13,525)	(2,171)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	87,672	71,970	52,274
Costs and estimated earnings in excess of billings	2,784	44,469	(40,638)
Inventories	(74,176)	48,916	(163,199)
Project assets	(39,027)	9,129	(27,644)
Prepaid expenses and other assets	(96,165)	(83,199)	(14,233)
Advances to suppliers	(15,724)	(30,957)	(12,820)
Accounts payable and other accrued liabilities	9,523	(16,409)	(26,368)
Billings in excess of costs and estimated earnings	(665)	107,143	21,271
Customer advances	1,016	51,015	(7,588)

Net cash provided by (used in) operating activities	(136,629)	153,045	(174,659)

Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	43,944	146,955	(4,728)
Purchases of property, plant and equipment	(32,782)	(45,984)	(44,757)
Proceeds from sale of equipment to third-party	416	13	209
Purchases of marketable securities	—	(218)	—
Proceeds from sales or maturities of available-for-sale securities	—	—	300
Cash received for sale of investment in joint ventures	17,403	51,303	—
Cash paid for investments in joint ventures	—	—	(20,000)

Net cash provided by (used in) investing activities	28,981	152,069	(68,976)

Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	—	—	164,221
Repayment of bank loans and other debt	(100,592)	—	(156,136)
Cash paid for repurchased convertible debt	(198,608)	—	—
Proceeds from private offering of common stock, net of issuance costs	163,681	—	—
Cash increase in connection with the transfer of entities under common control	—	50,443	—

Cash distributions to Parent in connection with the transfer of entities under common control	(178,290)	—	—
Proceeds from exercise of stock options	8	38	73
Purchases of stock for tax withholding obligations on vested restricted stock	(3,885)	(1,194)	(8,077)

Net cash provided by (used in) financing activities	(317,686)	49,287	81

Effect of exchange rate changes on cash and cash equivalents	1,853	(3,346)	5,994

Net increase (decrease) in cash and cash equivalents	(423,481)	351,055	(237,560)
Cash and cash equivalents at beginning of period	725,618	374,563	605,420

Cash and cash equivalents, end of period	$302,137	$725,618	$367,860

Non-cash transactions:
Property, plant and equipment acquisitions funded by liabilities	$6,419	$10,888	$6,159
Non-cash interest expense capitalized and added to the cost of qualified assets	364	326	499
Issuance of warrants in connection with the Liquidity Support Agreement	50,327	—	—

(1)	As adjusted to reflect the financial results of Tenesol S.A. beginning October 10, 2011, as required under the accounting guidelines for a transfer of an entity under common control.

	THREE MONTHS ENDED			THREE MONTHS ENDED
(In thousands, except per share data)	Apr. 1, 2012	Jan. 1, 2012	Apr. 3, 2011	Apr. 1, 2012	Jan. 1, 2012	Apr. 3, 2011
	(Presented on a GAAP Basis)			(Presented on a non-GAAP Basis)
Gross margin	$45,248	$42,278	$88,522	$73,529	$91,766	$91,772
Operating income (loss)	$(50,718)	$(69,406)	$(1,303)	$(6,102)	$(5,127)	$21,248
Net income (loss) per share of common stock:
- Basic	$(0.67)	$(0.94)	$(0.02)	$(0.12)	$0.04	$0.15
- Diluted	$(0.67)	$(0.94)	$(0.02)	$(0.12)	$0.04	$0.15

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures (gross margin, operating income (loss) and net income (loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower’s results of operations across different reporting periods on a consistent basis, independent of these items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower’s operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company’s current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

•

Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower’s core businesses and trends across different reporting periods on a consistent basis, independent of charges including amortization of intangible assets, stock-based compensation, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of a utility and power plant project on a non-GAAP basis and the results of discontinued operations. This non-GAAP financial measure is an important component of management’s internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

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Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower’s core businesses and trends across different reporting periods on a consistent basis, independent of charges including goodwill and other intangible asset impairment, amortization of intangible assets and promissory notes, stock-based compensation, restructuring charges, acquisition and integration costs, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of a utility and power plant project on a non-GAAP basis and the results of discontinued operations. Non-GAAP operating income (loss) is an important component of management’s internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

•	Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower’s operating results and trends across different reporting periods on a consistent basis, independent of items including goodwill and other intangible asset impairment, amortization of intangible assets and promissory notes, stock-based compensation, restructuring charges, acquisition and integration costs, certain losses due to change in European government incentives, interest expense, net gains (losses) on mark-to-market derivative instruments, changes in our equity investment in joint ventures, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of a utility and power plant project on a non-GAAP basis and the results of discontinued operations. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower’s operating results on a more consistent basis against that of other companies in the industry.

Included items

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Revenue and cost of revenue. In the fourth quarter of fiscal 2011, the Company executed a sale contract of a utility and power plant project and began construction of the plant. During the three months ended April 1, 2012, the Company included adjustments of $86.2 million to Non-GAAP revenue and $70.4 million to Non-GAAP cost of revenue related to this utility and power plant project based on the separately identifiable components of this transaction in order to reflect the substance of the transaction. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue were accounted for under U.S GAAP real estate accounting guidance. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

Excluded Items

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Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•

Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

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Restructuring charges. In the fourth quarter of fiscal 2011, the Company approved a company-wide restructuring program in order to accelerate operating cost reduction and improve overall operating efficiency. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower’s non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company’s past operating performance.

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Acquisition and integration costs. SunPower excludes expenses such as legal, banking and other professional services incurred in connection with Total Gas & Power USA, SAS’s investment in SunPower as well as integration costs related to Tenesol acquisition. SunPower excludes such charges because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the investment made by Total and the acquisition of Tenesol and have no direct correlation to the operation of SunPower’s core businesses.

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Amortization of promissory notes. Included in the total consideration for a prior acquisition completed on March 26, 2010 is $14 million in promissory notes to the acquiree’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

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Loss on change in European government incentives. On May 5, 2011, the Italian government announced a legislative decree which defined the revised feed-in-tariff (“FIT”) and the transition process effective June 1, 2011. The decree announced a decline in FIT and also set forth a limit on the construction of solar plants on agricultural land. Similarly, other European countries reduced government incentives for the solar market. Such changes had a materially negative effect on the market for solar systems in Europe and affected SunPower’s financial results as follows:

•

Restructuring. In response to reductions in European government incentives, which have had a significant impact on the global solar market, on June 13, 2011, SunPower’s Board of Directors approved a restructuring plan to realign its resources. As a result, SunPower recorded restructuring charges during fiscal 2011. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower’s non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company’s past operating performance.

•

Write-down of project assets. Project assets consist primarily of capitalized costs relating to solar power system projects in various stages of development that we incur prior to the sale of the solar power system to a third party. These costs include costs for land and costs for developing and constructing a solar power system. The fair market value of these project assets declined due to SunPower’s inability to develop, commercialize and sell active projects within Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

•

Third-party inventory charges. Charges relate to the write-down of third-party inventory and costs associated with the termination of above-market third-party solar cell supply contracts as the decline in European government incentives, primarily in Italy, has driven down demand and average selling price in certain areas of Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

•

Loss on foreign currency derivatives. SunPower has an active hedging program designed to reduce its exposure to movements in foreign currency exchange rates. As a part of this program, SunPower designates certain derivative transactions as effective cash flow hedges of anticipated foreign currency revenues and records the effective portion of changes in the fair value of such transactions in accumulated other comprehensive income (loss) until the anticipated revenues have occurred, at which point the associated income or loss would be recognized in revenue. In the first quarter of fiscal 2011, in connection with the decline in forecasted revenue surrounding the change in the Italian FIT, SunPower reclassified an amount held in accumulated other comprehensive income (loss) to other income (expense), net for certain previously anticipated transactions which did not occur or were now probable not to occur. SunPower excludes this item as it is not reflective of ongoing operating results and excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without such transactions.

•

Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the Company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

•

Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives until such transactions settle or expire. As of December 23, 2010, the warrant transactions were amended to be share-settled rather than cash-settled, therefore, the warrant transactions are not subject to mark-to-market accounting treatment subsequent to December 23, 2010. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised, or from April 1, 2010 through April 5, 2010. SunPower excluded the net gain (loss) relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash gain (loss) on mark-to-market derivative instruments.

•

Gain on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd (“Woongjin Energy”) completed its initial public offering and the sale of 15.9 million new shares of common stock. In the second quarter of 2011, Woongjin Energy issued additional equity to other investors. SunPower did not participate in these common stock issuances by Woongjin Energy. As a result of the new common stock issuances by Woongjin Energy, SunPower’s percentage equity interest in Woongjin Energy decreased and SunPower recognized a non-cash gain in both the second quarter of 2011 and 2010, representing the excess of the price over SunPower’s per share carrying value of its shares. SunPower excluded the non-cash gain from its non-GAAP results because it was not realized in cash and it is not reflective of its ongoing financial results. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without non-cash income from a gain on change in its equity interest in unconsolidated investees.

•

Gain on sale of equity interest in unconsolidated investee. As noted in the “Gain on change in equity interest in unconsolidated investee” section above, SunPower previously excluded certain non-cash gains from its non-GAAP results. During the first quarter of 2012, SunPower sold its equity interests in Woongjin Energy. As the gain on sale was now realized in cash, SunPower recognized an incremental gain on sale in its non-GAAP results based on the cumulative amount of gains previously excluded from non-GAAP results and the proportional amount of equity interests sold.

•

Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. Beginning in the first quarter of 2012, the Company’s non-GAAP tax amount is based on estimated cash tax expense and reserves. This approach is designed to enhance the ability of investors to understand the Company’s tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The Company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. Non-GAAP tax amounts for periods prior to fiscal 2012 have not been adjusted to reflect this new methodology.

For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of GAAP Measures to Non-GAAP Measures” set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED
	Apr. 1, 2012		Jan. 1, 2012		Apr. 3, 2011
GAAP AMERICAS revenue	$281,493		$323,460		$203,910
Utility and power plant project	86,203		186,423		—

Non-GAAP AMERICAS revenue	$367,696		$509,883		$203,910

GAAP EMEA revenue	$156,110		$248,635		$200,501
Change in European government incentives	(193)		(649)		—

Non-GAAP EMEA revenue	$155,917		$247,986		$200,501

GAAP total revenue	$494,131		$625,276		$451,418
Utility and power plant project	86,203		186,423		—
Change in European government incentives	(193)		(649)		—

Non-GAAP total revenue	$580,141		$811,050		$451,418

GAAP AMERICAS gross margin	$39,374	14.0%	$31,154	9.6%	$31,028	15.2%
Utility and power plant project	15,758		39,386		—
Amortization of intangible assets	41		42		274
Stock-based compensation expense	1,129		1,015		604
Acquisition and integration costs	4		—		—
Change in European government incentives	4,292		3,386		—
Non-cash interest expense	218		177		415

Non-GAAP AMERICAS gross margin	$60,816	16.5%	$75,160	14.7%	$32,321	15.9%

GAAP EMEA gross margin	$(735)	-0.5%	$923	0.4%	$43,792	21.8%
Amortization of intangible assets	808		795		21
Stock-based compensation expense	965		1,083		1,192
Change in European government incentives	3,280		2,509		—
Non-cash interest expense	176		165		511

Non-GAAP EMEA gross margin	$4,494	2.9%	$5,475	2.2%	$45,516	22.7%

GAAP APAC gross margin	$6,609	11.7%	$10,201	19.2%	$13,702	29.1%
Amortization of intangible assets	—		—		—
Stock-based compensation expense	265		185		125
Change in European government incentives	1,280		708		—
Non-cash interest expense	65		37		108

Non-GAAP APAC gross margin	$8,219	14.5%	$11,131	20.9%	$13,935	29.6%

GAAP total gross margin	$45,248	9.2%	$42,278	6.8%	$88,522	19.6%
Utility and power plant project	15,758		39,386		—
Amortization of intangible assets	849		837		295
Stock-based compensation expense	2,359		2,283		1,921
Acquisition and integration costs	4		—		—
Change in European government incentives	8,852		6,603		—
Non-cash interest expense	459		379		1,034

Non-GAAP total gross margin	$73,529	12.7%	$91,766	11.3%	$91,772	20.3%

GAAP operating expenses	$95,966		$111,684		$89,825
Amortization of intangible assets	1,933		1,921		6,769
Stock-based compensation expense	10,182		5,013		11,242
December 2011 Restructuring Plan	2,924		7,477		—
Acquisition and integration costs	1,148		372		—
Amortization of promissory notes	—		—		1,290
Change in European government incentives	122		(19)		—
Non-cash interest expense	26		27		—

Non-GAAP operating expenses	$79,631		$96,893		$70,524

GAAP operating loss	$(50,718)		$(69,406)		$(1,303)
Utility and power plant project	15,758		39,386		—
December 2011 Restructuring Plan	2,924		7,477		—
Amortization of intangible assets	2,782		2,758		7,064
Stock-based compensation expense	12,541		7,296		13,163
Acquisition and integration costs	1,152		372		—
Amortization of promissory notes	—		—		1,290
Change in European government incentives	8,974		6,584		—
Non-cash interest expense	485		406		1,034

Non-GAAP operating income (loss)	$(6,102)		$(5,127)		$21,248

NET INCOME (LOSS) PER SHARE:

	THREE MONTHS ENDED
	Apr. 1, 2012	Jan. 1, 2012	Apr. 3, 2011
Basic:
GAAP net loss per share	$(0.67)	$(0.94)	$(0.02)
Reconciling items:
Utility and power plant project	0.15	0.39	—
December 2011 Restructuring Plan	0.03	0.08	—
Amortization of intangible assets	0.02	0.03	0.07
Stock-based compensation expense	0.11	0.07	0.14
Acquisition and integration costs	0.01	—	—
Amortization of promissory notes	—	—	0.01
Change in European government incentives	0.09	0.07	0.05
Non-cash interest expense	0.06	0.08	0.08
Mark-to-market derivatives	—	—	—
Gain on sale of equity interest in unconsolidated investee	0.02	0.22	—
Tax effect	0.06	0.04	(0.18)

Non-GAAP net income (loss) per share	$(0.12)	$0.04	$0.15

Diluted:
GAAP net loss per share	$(0.67)	$(0.94)	$(0.02)
Reconciling items:
Utility and power plant project	0.15	0.40	—
December 2011 Restructuring Plan	0.03	0.08	—
Amortization of intangible assets	0.02	0.03	0.07
Stock-based compensation expense	0.11	0.07	0.14
Acquisition and integration costs	0.01	—	—
Amortization of promissory notes	—	—	0.01
Change in European government incentives	0.09	0.07	0.05
Non-cash interest expense	0.06	0.08	0.08
Mark-to-market derivatives	—	—	—
Gain on sale of equity interest in unconsolidated investee	0.02	0.21	—
Tax effect	0.06	0.04	(0.18)

Non-GAAP net income (loss) per share	$(0.12)	$0.04	$0.15

Weighted-average shares:

GAAP net income (loss) per share:
- Basic	111,785	98,527	96,453
- Diluted	111,785	98,527	96,453

Non-GAAP net income (loss) per share:
- Basic	111,785	98,527	96,453
- Diluted	111,785	98,926	98,583

Q2 2012 GUIDANCE (in thousands except per share data)	Q2 2012	Fiscal 2012
Revenue (GAAP)	$560,000-$635,000	$2,600,000-$3,000,000
Revenue (non-GAAP)	$575,000-$650,000 (a)	$2,600,000-$3,000,000
Gross margin (GAAP)	11%-13%	N/A
Gross margin (non-GAAP)	12%-14% (b)	N/A
Net loss per diluted share (GAAP)	($0.95)-($0.80)	N/A
Net loss per diluted share (non-GAAP)	($0.20)-($0.05) (c)	N/A

(a) Estimated non-GAAP amounts above for Q2 2012 include an adjustment of approximately $16.0 million of the estimated revenue for a utility and power plant project.

(b) Estimated non-GAAP amounts above for Q2 2012 reflect adjustments that include the gross margin of approximately $4.0 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $2.0 million, amortization of intangible assets of approximately $1.0 million and estimated non-cash interest expense of approximately $0.5 million.

(c) Estimated non-GAAP amounts above for Q2 2012 reflect adjustments that include the gross margin of approximately $4.0 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $11.0 million, estimated non-cash interest expense of approximately $10.0 million, restructuring charges of approximately $62.0 million, estimated acquisition and integration costs of approximately $3.5 million, amortization of intangible assets of approximately $3.0 million and the related tax effects of these non-GAAP adjustments.

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED
	April 1, 2012
		Revenue			Cost of revenue
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Operating expenses Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes
Utility and power plant project	$86,203	$—	$—	$(70,445)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	41	808	—	—	1,933	—	—	—
Stock-based compensation expense	—	—	—	1,129	965	265	1,780	8,402	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	2,924	—	—
Acquisition and integration costs	—	—	—	4	—	—	—	1,148	—	—	—
Change in European government incentives	—	(193)	—	4,292	3,473	1,280	—	—	122	—	—
Non-cash interest expense	—	—	—	218	176	65	3	23	—	6,614	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	(13)	—
Loss on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	2,753	—
Tax effect	—	—	—	—	—	—	—	—	—	—	7,108

	$86,203	$ (193)	$-	$(64,761)	$5,422	$1,610	$1,783	$11,506	$3,046	$9,354	$7,108

	January 1, 2012
		Revenue		Cost of revenue				Operating expenses			Benefit from
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	(provision for) income taxes
Utility and power plant project	$186,423	$—	$—	$(147,037)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	42	795	—	—	1,921	—	—	—
Stock-based compensation expense	—	—	—	1,015	1,083	185	1,054	3,959	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	7,477	—	—
Acquisition and integration costs	—	—	—	—	—	—	—	372	—	—	—
Change in European government incentives	—	(649)	—	3,386	3,158	708	—	—	(19)	—	—
Non-cash interest expense	—	—	—	177	165	37	4	23	—	7,109	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	(12)	—
Loss on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	21,589	—
Tax effect	—	—	—	—	—	—	—	—	—	—	4,203

	$186,423	$ (649)	$—	$(142,417)	$5,201	$930	$1,058	$6,275	$7,458	$28,686	$4,203

	April 3, 2011
		Revenue		Cost of revenue				Operating expenses			Benefit from
							Research and	Selling, general	Restructuring	Other income	(provision for)
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	development	and administrative	charges	(expense), net	income taxes
Amortization of intangible assets	$—	$—	$—	$274	$21	$—	$—	$6,769	$—	$—	$—
Stock-based compensation expense	—	—	—	604	1,192	125	1,769	9,473	—	—	—
Amortization of promissory notes	—	—	—	—	—	—	—	1,290	—	—	—
Change in European government incentives	—	—	—	—	—	—	—	—	—	4,672	—
Non-cash interest expense	—	—	—	415	511	108	—	—	—	6,291	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	44	—
Tax effect	—	—	—	—	—	—	—	—	—	—	(17,035)

	$—	$—	$—	$1,293	$1,724	$233	$1,769	$17,532	$—	$11,007	$(17,035)